            (a) Pledgee shall thereafter be entitled (i) to exercise the voting power with respect to the Pledged Securities (but only, unless ownership of said securities has been transferred in accordance with the terms of this Pledge Agreement, insofar as the decisions affect ownership or control of (or other matters relating to) Funding or a Drive Entity, (ii) to receive and apply as set forth in Section 9 hereof any and all dividends, principal and interest at any time and from time to time declared or paid upon any of the Pledged Securities to the extent such dividends, principal or interest can be traced to the Specified Percentage of dividends, principal, interest or other payments declared or made by a Drive Entity, and (iii) to exercise any conversion, option or similar right permitted by the terms of any of the Pledged Securities; and

            (b) any dividends, principal, interest or other sums paid to Pledgor upon or with respect to any of the Pledged Securities (but not any amounts that cannot be traced to the Specified Percentage of any dividends, principal, interest or other payments declared or made by a Drive Entity) shall be received by Pledgor on behalf of and in trust for Pledgee and shall be paid over promptly to Pledgee, to be applied as set forth in Section 9 hereof.

            Section 8. Certain Rights of Pledgee After Event of Default. (a) If any Event of Default shall have occurred and be continuing, Pledgee may exercise all rights of a secured party under the Uniform Commercial Code and, without obligation to resort to other security, may at any time and from time to time:

            (i) sell, resell, assign and deliver, in its discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Pledged Securities or any of them may then be listed, or at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as Pledgee may determine, Pledgor hereby agreeing that, upon such sale, any and all equity or right of redemption of Pledgor shall be automatically waived and released without any further action on the part of Pledgor, and in connection therewith Pledgee may grant options, all without either demand, advertisement or notice (except as required by law), all of which (to the extent permitted by law) are hereby expressly waived. In the event of any such sale, Pledgee shall give Pledgor ten days prior written notice of its intention to sell . Upon each such sale, Pledgee may purchase, to the extent permitted by the NYUCC (as defined in the Security Agreement) all or any of the Pledged Securities being sold, free from any equity or right of redemption, which, upon each such sale, shall be waived and released. Any such sale or other disposition shall be made in a commercially reasonable manner. The proceeds of each such sale shall be applied as provided in Section 9 hereof, and Pledgor (subject to the provisions of Section 1.9 of the Note) will continue liable for any deficiency with respect to any of the Secured Obligations remaining unpaid. The balance, if any, remaining after indefeasible cash payment in full of the Secured Obligations and when the Fee Letter is no longer in effect shall be paid over to Pledgor or its designee. For the purposes of this Section 8, an agreement to sell any or all the Pledged Securities entered into after the applicable notice period specified above shall be treated as a sale thereof, and Pledgee shall be entitled to carry out such sale pursuant to such agreement and Pledgor shall not be entitled to the return of any of the Pledged Securities subject thereto notwithstanding the fact that after Pledgee shall have entered into any such agreement Pledgor or another Loan Party shall have tendered payment in full of the Secured Obligations; and

            (ii) appropriate and apply all money held as part of the Collateral to the Secured Obligations.

            (b) Pledgor recognizes that, by reason of certain prohibitions contained in the 1933 Act and applicable state securities laws, Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

            Section 9. Distribution of Proceeds. (a) Except as otherwise provided herein, all money that Pledgee shall receive, in accordance with the provisions hereof, whether by sale of the Pledged Securities or otherwise, shall be applied in the following manner: First, to the payment of all costs and expenses incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Pledge Agreement or any of the reasonable expenses and disbursements of Pledgee (including without limitation the fees and disbursements of its counsel and agents); Second, to the payment of the Secured Obligations in such order as Pledgee may determine; and Third, as provided under clause (b) below. Any surplus monies held by Pledgee and remaining when the Fee Letter is no longer in effect and all the Secured Obligations have been indefeasibly paid in full shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

            (b) If any monies are paid hereunder to Pledgee at any time when the Fee Letter is in effect but no Secured Obligations are outstanding, 20% of all monies that can be traced to the Pledged Drive Partnership Interests or Pledged Drive-GP Membership Interests or Pledged Debt shall be paid to Pledgee pursuant to and in accordance with the Fee Letter (and the 80% balance shall be delivered to Pledgor or whomsoever may then be lawfully entitled to receive same).

            Section 10. Suretyship Waivers by Pledgor. Pledgor waives demand, notice, protest, notice of acceptance of this Pledge Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Secured Obligations and the Collateral, Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Pledgee may deem advisable. Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto. Pledgor further waives any and all other suretyship defenses.

            Section 11. Marshalling. (a) Pledgee shall not be required to marshal any present or future collateral security (including but not limited to any of the Aggregate Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and under the other Loan Documents and in respect of the collateral security hereunder and thereunder and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of Guarantor and Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Pledgee's rights under this Pledge Agreement, the Security Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of Guarantor and Pledgor hereby irrevocably waives the benefits of all such laws.

            (b) Without limiting the generality of clause Section 11 of this
Section 11, Pledgor acknowledges that Pledgee shall not be required to elect which of the Pledged Collateral to foreclose or otherwise realize upon but shall be entitled (subject to applicable law) to foreclose or otherwise realize upon such of the Pledged Collateral as it chooses.

            Section 12. Excess from Foreclosure. Notwithstanding anything to the contrary contained herein, if Pledgee forecloses or otherwise realizes upon Pledged Collateral that represent a beneficial interest in more than 20% of all outstanding Drive Partnership Interests (by itself or in combination with Drive-GP Membership Interests), Pledgee will make equitable arrangements with FC or CLC to grant it a record or beneficial interest in such excess (although Pledgee may retain voting rights in such excess with respect to matters directly or indirectly relating to the Drive Collateral) or to otherwise provide that the net proceeds of such excess, when monetized, will be paid to FC or CLC (as the case may be). Pledgee acknowledges that on the date this Pledge Agreement was originally executed, the percentage of Drive Partnership Interests owned beneficially by CLC and of record by Funding (and the percentage of Drive-GP Membership Interests owned beneficially and of record by CLC) exceeds the amount of Pledged Drive Partnership Interests and Pledged Drive-GP Memberships.

            Section 13. Cumulative Remedies; Standard of Care. The rights, powers and remedies (collectively, the "Rights") provided herein in favor of Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other Rights in favor of Pledgee existing at law or in equity, including (without limitation) all of the Rights available to a secured party under the provisions of the Uniform Commercial Code as adopted in any appropriate jurisdiction. Pledgee shall exercise the same care and diligence in holding the Pledged Securities that Pledgee would devote to the custody of securities and certificates owned by Pledgee.

            Section 14. Sale of Pledged Shares. If any Event of Default shall have occurred, Pledgee shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities and the other Collateral.

            Section 15. Delay; Amendment. (a) No delay on the part of Pledgee in exercising any of its rights, or partial or single exercise thereof, shall constitute a waiver thereof. No provision of this Pledge Agreement shall (as to any Pledgor) be waived, amended, supplemented or otherwise modified except by a written instrument executed by such Pledgor and Pledgee. Notwithstanding the foregoing, no amendment of Annex 1 hereto to reflect a change of ownership of any Pledged Securities shall require the signature of any Pledgor other than that whose securities are being transferred or acquired and no amendment of this Pledge Agreement or Annex 1 hereto to add any Person as a pledgor hereunder shall require the signature of any Pledgor other than the Person whose securities are being pledged.

            (b) THIS PLEDGE AGREEMENT (AND THE OTHER LOAN DOCUMENTS) REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

            (c) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            Section 16. Survival of Obligations. The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor or any issuer of the Pledged Securities; (b) any exercise or non-exercise, or any waiver, by Pledgee of any Right under or in respect of the Secured Obligations or any security for any of the Secured Obligations (other than this Pledge Agreement); or (c) any amendment to or modification of the Note, the Loan Documents, the Secured Obligations or any security for any of the Secured Obligations (other than this Pledge Agreement), whether or not Pledgor shall have notice or knowledge of any of the foregoing.

            Section 17. Return of Pledged Securities. When the Fee Letter is no longer in effect and all of the Secured Obligations have been indefeasibly paid in full in cash, Pledgor (except to the extent otherwise contemplated by this Pledge Agreement) shall be entitled to the return of all of the Pledged Securities and of all Collateral which have not been used or applied toward the payment in full of the Secured Obligations, without representation or warranty of any kind by Pledgee (except a representation that Pledgee has not encumbered said Pledged Securities).

            Section 18. Assignment. This Pledge Agreement is binding upon Pledgor, Pledgee and their respective executors, administrators, successors and assigns and shall inure to the benefit of Pledgee and its successors and assigns. Pledgor may not assign its rights or obligations hereunder without the prior written consent of Pledgee, and any such purported assignment shall be void. All agreements, representations and warranties made herein shall survive the execution, delivery and performance of this Pledge Agreement.

            Section 19. Governing Law. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

            Section 20. Further Assurances. (a) Pledgor hereby agrees, at its own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as Pledgee may reasonably request to effect the purposes of this Pledge Agreement and to secure to Pledgee the benefits of all rights, authorities and remedies conferred upon Pledgee by the terms of this Pledge Agreement. In the event that at any time hereafter, due to any change in circumstances, including without limitation, any change in any applicable law, or any decision hereafter made by a court construing any applicable law, it is, in the opinion of counsel for Pledgee, necessary or desirable to file or record this Pledge Agreement or any financing statement or other instrument or document respecting this Pledge Agreement or the pledge made hereunder, Pledgor agrees to pay all fees, costs and expenses of such recording or filing and to execute and deliver any instruments that may be necessary or appropriate to make such filing or recording effective. Pledgee shall have the right to file any such financing statements without the signature of Pledgor to the extent permitted by applicable law.

            (b) Pledgor agrees that if any Drive Notes are issued to it or any other member of the FC Group after the date hereof, Pledgor shall at its own expense forthwith (or cause such other Person to forthwith) endorse, assign and deliver the same to Pledgee, accompanied by such instruments of transfer or assignment duly executed in blank as Pledgee may from time to time specify.

            Section 21. Attorney-in-Fact. Pledgee is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions hereof and taking any action and executing any instruments (including without limitation financing statements, continuation statements, conveyances, assignments and transfers) which Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, if any Event of Default shall have occurred, Pledgee shall have the right and power to receive, endorse and collect all checks made payable to the order of Pledgor representing any distribution in respect of the Pledged Securities or the other Collateral or any part thereof and to give full discharge for the same.

            Section 22. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

            Section 23. Indemnification. (a) Pledgor agrees to indemnify Pledgee from and against any and all claims, damages, losses, liabilities and expenses arising out of or in connection with or resulting from this Pledge Agreement (including without limitation, enforcement of this Pledge Agreement), unless and to the extent that such claims, damages, losses, liabilities or expenses are attributable to Pledgee's gross negligence or wilful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

            (b) Pledgor will upon demand promptly pay to Pledgee the amount of any and all costs and expenses incurred in connection with the preparation, administration and enforcement of, or the preservation of any rights under, this Pledge Agreement and the reasonable expenses and disbursements of Pledgee (including without limitation the fees and disbursements of its counsel and agents).

            (c) To the extent a Pledgor is also a party to the Note or the Guarantee Agreement or another Loan Document, the foregoing provisions of this
Section 23 are (with respect to such Pledgor) in furtherance and not in limitation of Pledgor's obligations under such other Loan Document(s).

            (d) The provisions of this Pledge Agreement are subject to those of
Section 1.9 of the Note.

            Section 24. Notices; Headings. (a) Any notice or demand upon Pledgor under this Pledge Agreement shall be deemed to have been sufficiently given or served for all purposes hereof when mailed, postage prepaid, by registered or certified mail, return receipt requested, or when telegraphed, telecopied or telexed or delivered by hand (such term to include delivery by Federal Express or similar courier service), to Pledgor at its address set forth below or at such other address as Pledgor may designate in a writing mailed, delivered, telegraphed, telecopied or telexed to Pledgee, provided that in the case where Pledgee is required to give only three days' notice of a proposed sale of the Collateral such notice if delivered by mail shall not be deemed given until delivered. All notices to Pledgee provided for herein shall be deemed to have been given when delivered by mail or by hand, or telegraphed, telecopied or telexed, to Pledgee at its address set forth below or at such other address as Pledgee may designate in a writing mailed, delivered, telegraphed, telecopied or telexed to Pledgor.

            (b) The descriptive headings of the various provisions of this Pledge Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of any of the provisions of this Pledge Agreement.

            Section 25. Jurisdiction. Pledgor hereby agrees that ANY LEGAL ACTION OR PROCEEDING AGAINST PLEDGOR WITH RESPECT TO THIS PLEDGE AGREEMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY OR REFERRED TO HEREIN MAY BE BROUGHT IN ANY COURT IN THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AS PLEDGEE MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT PLEDGOR GENERALLY AND UNCONDITIONALLY ACCEPTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY,

GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, unless waived by Pledgee in writing, with respect to any action or proceeding brought by it against Pledgee and any questions relating to usury, and further consents (to the extent permitted by applicable law) to the service of process in any such action or proceeding being made upon Pledgor by registered or certified mail or by Federal Express (or other similar overnight courier service) at the address stated alongside its name on the signature page hereof or at such other address as Pledgor is notified of in accordance with Section 24 hereof), such service being hereby acknowledged by Pledgor as being effective and binding service in every respect. Pledgor waives any right to stay or to dismiss any action or proceeding brought before any of said courts on the basis of forum non conveniens. Nothing herein shall affect the right of Pledgee to serve process in any other manner permitted by applicable law or shall limit the right of Pledgee to bring actions and proceedings against Pledgor in the courts of any other jurisdiction.

            Section 26. Specific Performance. Pledgor agrees that its obligations and the rights of Pledgee hereunder and under the Secured Obligations may be enforced by specific performance hereof and thereof and temporary, preliminary and/or final injunctive relief relating hereto and thereto, without necessity for proof by Pledgee that Pledgee would otherwise suffer irreparable harm, and Pledgor hereby consents to the issuance of such specific injunctive relief.

            Section 27. Separate Agreement. This Pledge Agreement is intended to be a separate agreement between each Pledgor and Pledgee; as such, the consent of no other Person (including other Pledgors) is required for any waiver, amendment, supplement or other modification of Pledgee's agreement hereunder with any particular Pledgor.

            Section 28. Waiver of Jury Trial. EACH OF PLEDGEE AND PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF PLEDGEE, PLEDGOR, ANY OTHER PLEDGOR, THE BORROWER OR ANY OTHER LOAN PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PLEDGEE ENTERING INTO THIS PLEDGE AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            Section 29. Counterparts. This Pledge Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

            IN WITNESS WHEREOF, Pledgor and Pledgee have duly executed and delivered this Pledge Agreement as of the date first above written.

                                                          Address

FirstCity Financial Corporation, Pledgor          For Deliveries (including,
                                                  e.g., FedEx)
                                                  6400 Imperial Drive
                                                  Waco, Texas 76712
By_____________________________                   Attn: Legal Dept.
    Name:  James T. Sartain
    Title: President                              For Mail
                                                  PO Box 8216

                                                  Waco, Texas 76714-8216
                                                  Attn: Legal Dept.

                                                  fax:  254/751-7725

FirstCity Consumer Lending Corporation, Pledgor   For Deliveries (including,
                                                  e.g., FedEx)
                                                  6400 Imperial Drive
                                                  Waco, Texas 76712
By_____________________________                   Attn: Legal Dept.
    Name:  James T. Sartain
    Title: Chairman of the Board                  For Mail
                                                  PO Box 8216
                                                  Waco, Texas 76714-8216
                                                  Attn: Legal Dept.

                                                  fax:  254/751-7725
The Governor and Company
         of the Bank of Scotland, Pledgee                 c/o Bank of Scotland
                                                          565 Fifth Avenue
By_____________________________                           New York, NY 10017
    Name:  Jack S Dykes                                   fax:  212/883-6610
    Title: Executive Vice President

Acknowledged and Consented to:
[issuer of pledged debt]

By ____________________________
   Name:
   Title:

 [This is a signature page for Stock Pledge Agreement dated as of November 29, 2002]

                                                                      Annex 1 to
                                                          Stock Pledge Agreement

                               Pledged Securities

                                 Pledged Shares

                                            No. of
Pledgor       Issuer           Class        Shares         Cert. No.
-------       ------           -----        ------         ---------
FC            CLC              common?      [-------]      [--------]
CLC           Funding-GP       common?      [-------]      [--------]

                          [Haynes & Boone to complete]

                                  Pledged Debt

                               Name of       Principal
Pledgor       Issuer           Security       Amount        Cert. No.
-------       ------           --------      ---------      ---------


                                [None at present]

Key to definitions used above

CLC= FirstCity Consumer Lending Corporation, a Texas corporation
FC = FirstCity Financial Corporation, a Delaware corporation
Funding-GP = FirstCity Funding GP Corp., a Texas corporation

                                                                EXHIBIT 99(d)(9)

                                                                  draft 11/26/02

         COLLATERAL ASSIGNMENT OF PARTNERSHIP AND LLC INTERESTS (this "Agreement") dated as of November 29, 2002 between the assignors named below (each, the "Assignor") and The Governor and Company of the Bank of Scotland ("Secured Party"). Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in that certain promissory note dated November [--], 2002 executed by FirstCity Consumer Lending Corporation, a Texas corporation ("Borrower"), in favor of Secured Party, as the same may from time to time be amended, supplemented or otherwise modified (as so amended, supplemented or otherwise modified from time to time, the "Note").

                              W I T N E S S E T H:
                              - - - - - - - - - - -

         WHEREAS, Secured Party has lent or will shortly lend $16,000,000 (the "Loan") to Borrower, which Loan will be evidenced by the Note; and

         WHEREAS, the obligation of the Secured Party to make the Loan to Borrower is subject to the condition, among others, that the Assignor execute and deliver this Agreement and grant to the Secured Party, as collateral for the Secured Obligations (as hereinafter defined), an assignment of and a security interest in (among other things) various equity interests owned by Assignor;

         NOW, THEREFORE, in consideration of the willingness of the Secured Party, subject to the terms and conditions set forth in the Funding Letter, to make the Loan to Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and the Secured Party, intending to be bound, do hereby agree with each other as follows:

      1. Grant of Security Interest. The Assignor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Secured Obligations, a lien upon, and security interest in, and assigns as collateral to the Secured Party, all of Assignor's right, title and interest in and to the property, assets and rights listed opposite its name on Annex 1 hereto, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof (all of the same being hereinafter called the "Collateral," said term also to include the property, assets and rights described in the remainder of this Section 1); including without limitation, in each case, and whether now owned or hereafter acquired or arising: all of the Assignor's interest as a partner or member (as the case may be) of the Relevant Entity; all of the Assignor's interest in the capital of the Relevant Entity; all of the Assignor's right to receive Distributions from the Relevant Entity, whether in cash or in property and whenever occurring; and all other of the Assignor's right, title and interest as a partner or member (as the case may be), whether contained in a Relevant Charter Document or otherwise (such rights, title and interests of the Assignor in the Relevant Entity being hereafter sometimes referred to as the Assignor's "Relevant Entity Interest" therein), but none of the Assignor's obligations, and all Proceeds and products of the foregoing.

      2. Distributions. Assignor hereby irrevocably authorizes and directs each Relevant Entity to pay directly to the Secured Party, for application to the Secured Obligations as set forth in Section 8 hereof, all Distributions payable to Assignor that are directly attributable to the Specified Percentage of Distributable Dividends.

      3.    Representations, Warranties and Covenants.

      (a) The Assignor represents and warrants to, and covenants with, the Secured Party that:

            (i) The Assignor's exact legal name is that indicated on the signature page hereof. The Assignor's jurisdiction of organization is set forth opposite its name on Annex 1 hereto.

            (ii) None of the Initial Collateral is represented by any form of certificate or other document which is an instrument (as defined in the Uniform Commercial Code).

            (iii) The Assignor is the sole record and (except for other members of the FC Group) beneficial owner of the Collateral. None of the Collateral is or shall be subject to any Lien except the lien created pursuant to this Agreement, Permitted Collateral Liens and any restrictions on Transfer of Drive Interests that may be imposed by the Shareholders Agreement. No Financing Statement covering any of the Collateral is on file in any public office, other than Financing Statements filed pursuant to this Agreement or Financing Statements in favor of members of the BOS Group (and their transferees or assigns, if any) as lenders under the Loan Agreements.

            (iv) The Assignor shall not Transfer any of the Collateral (except as permitted by Section 3(b) hereof). The Assignor shall not pledge, mortgage or create, or suffer to exist, a Lien in any of the Collateral in favor of any Person other than the Secured Party except for the Liens referenced in the [second] sentence of clause (iii) above.

            (v) The Assignor will not assent to or enter into any amendment or modification, directly or indirectly, of any Charter Document of any Relevant Entity except with the prior written consent of the Secured Party, which consent shall not be unreasonably withheld. The Assignor will promptly give the Secured Party copies of any notices it receives from other partners or members pursuant to the Charter Document of any Relevant Entity. The foregoing provisions of this clause (v) shall not apply with respect to any Relevant Entity where a member of the BOS Group is also a partner or member of such Relevant Entity.

            (vi) The Assignor will not change its jurisdiction of organization, or change its name, mailing address, form of doing business or organizational number without giving the Secured Party 60 days prior written notice thereof.

      (b) Nothing contained in this Agreement shall prohibit the sale of any Drive Interests pursuant to Section 3.3 or 3.4 of the Shareholders Agreement or pursuant to an IPO (as defined in the Shareholders Agreement) if the Net Proceeds from the sale of the Specified Percentage of all Drive Interests owned of record or beneficially by members of the FC Group and so sold are contemporaneously with such sale paid to Secured Party for application to the Secured Obligations as set forth in Section 8 hereof.

      4. Management. To the extent that any Collateral granted by Assignor is a general partnership interest in a partnership, the Secured Party, or its assignees or nominees, shall have the right, whenever an Event of Default exists, to direct the Assignor to manage the partnership and otherwise exercise its rights, powers and duties as general partner of the partnership in accordance with the directions of the Secured Party (or of such assignee or nominee) and shall also have the right to take possession of and to receive any amount distributed by the partnership to the Assignor on account of its services (if any) as general partner (in addition to Secured Party's other rights hereunder).

      5.    Definitions.

      (a) Certain Phrases. All references to Sections in this Agreement or in any schedule, exhibit or annex hereto shall be deemed references to Sections in this Agreement unless otherwise specified. As used in this Agreement, the terms "including," "including without limitation" and "such as" (and like terms) are illustrative and not limitative. No difference shall be imputed to the use in some places herein of "including" and in others of "including without limitation." Phrases such as "hereof" and "herein" refer to the entire Agreement and not just the section or other portion in which said reference appears.

      (b) Defined Terms. Terms used in this Agreement which are defined below shall have the meanings specified below (unless otherwise defined or the context shall otherwise indicate) and shall include in the singular number the plural and in the plural number the singular. References to any gender shall include all genders.

            "Aggregate Collateral" shall mean, collectively, the Collateral (as defined herein) and the Collateral (as defined in the Pledge Agreement).

            "Agreement" shall mean this Collateral Assignment of Partnership and LLC Interests, as the same may from time to time be amended, supplemented or otherwise modified.

            "Assignor" - introductory paragraph

            "Borrower" - introductory paragraph

            "CLC Revenue Rights" shall mean (i) CLC's right (if any) or ability to receive (directly or indirectly, and whether paid as a Distribution or otherwise) the Net Proceeds from any Transfer of Drive Collateral (regardless of by whom such Transfer is made), (ii) such Net Proceeds, (iii) the Specified Percentage of any Distributions (other than Tax Distributions and Distributions with respect to Pledged Drive Debt) to which CLC is entitled from Drive and any Distributions (other than Tax Distributions and Distributions with respect to Pledged Drive Debt) paid or payable by Drive to CLC, and (iv) Distributions with respect to Pledged Drive Debt.

            "Collateral" shall have the meaning provided for such term in
Section 1 hereof.

            "Debt Instruments" shall have the meaning provided for such term in
Section 6 hereof.

            "Distribution" shall have the meaning provided for such term in the Note and shall also mean all payments of principal, interest, premiums, penalties and the like made in respect of any Pledged Drive Debt (by redemption or otherwise).

            "dividends" shall include distributions on account of partnership, limited liability company and other equity interests to the extent that the Pledged Securities include partnership interests, limited liability company interests or equity securities other than shares of stock.

            "Drive Collateral" shall mean the Pledged Drive-GP Membership Interests and the Pledged Drive Partnership Interests.

            "Drive-GP Membership Interests" shall mean membership and other equity interests in Drive-GP.

            "Drive Partnership Interests" shall mean the aggregate of all partnership and other equity interests in Drive and all rights and interests relating thereto, including all related capital accounts and rights to receive distributions, dividends, allocations and other amounts from time to time payable in connection therewith.

            "Financing Statement" shall have the meaning provided for such term in Article 9 of the NYUCC.

            "Funding Partnership Interests" shall mean the aggregate of all partnership and other equity interests in Funding and all rights and interests relating thereto, including all related capital accounts and rights to receive distributions, dividends, allocations and other amounts from time to time payable in connection therewith.

            "Initial Collateral" shall mean the Collateral listed in Annex 1 hereto.

            "IPO" shall have the meaning provided for such term in Section 3(b) hereof.

            "LLC" shall have the meaning provided for such term in Section 11(c) hereof.

            "Note" - introductory paragraph

            "NYUCC" means the Uniform Commercial Code of the State of New York (as currently in effect and as the same may from time to time hereafter be amended).

            "Partnership" shall have the meaning provided for such term in
Section 11(c) hereof.

            "Pledged Collateral" shall mean all of the Pledged Securities (as defined in this Agreement) and all of the Pledged Shares (as defined in the Pledge Agreement).

            "Pledged Drive Debt" shall mean the Specified Percentage of any indebtedness of Drive incurred after the date hereof and payable to Funding or CLC, whether or not evidenced by notes or other instruments or otherwise.

            "Pledged Drive-GP Membership Interests" shall mean Drive-GP Membership Interests at any time held by CLC equal to 20% of all Drive Drive-GP Membership Interests at the time outstanding.

            "Pledged Drive Partnership Interests" shall mean Limited Partnership Interests at any time held by Funding and beneficially owned by CLC equal to 20% of all Limited Partnership Interests at the time outstanding.

            "Pledged Funding Partnership Interests (CLC)" shall mean Funding Partnership Interests at any time held by CLC equal to 79.2% of all Funding Partnership Interests at the time outstanding (or such greater or lesser amount as shall represent, by itself or when combined with the Pledged Drive-GP Membership Interests, at all times a beneficial interest in 20% of all Drive Partnership Interests at any time outstanding).

            "Pledged Funding Partnership Interests (GP)" shall mean Funding Partnership Interests at any time held by Funding-GP.

            "Pledged Securities" shall have the meaning provided for such term in Section 7 hereof.

            "Proceeds" shall have the meaning provided for such term in Article 9 of the NYUCC.

            "Relevant Charter Document" shall mean, as to any Relevant Entity, the Charter Documents of such Person, as the same may from time to time be amended, supplemented or otherwise modified.

            "Relevant Entity" shall mean (i) Drive with respect to Pledged Drive Partnership Interests and Pledged Drive Debt, (ii) Drive-GP with respect to Pledged Drive-GP Membership Interests, and (iii) Funding with respect to Pledged Funding Partnership Interests (CLC) and Pledged Funding Partnership Interests
(GP).

            "Relevant Entity Interest" shall have the meaning provided for such term in Section 1 hereof.

            "Secured Obligations" shall mean (i) all obligations of the Assignor under this Agreement and the other Loan Documents to which it is a party; (ii) all obligations of the Borrower, for principal, interest or otherwise, incurred under or in connection with the Note and the other Loan Documents; (iii) all obligations of the Guarantor, for principal, interest or otherwise, incurred under or in connection with the Guarantee Agreement and the other Loan Documents; and (iv) all obligations of Borrower and Guarantor under the Fee Letter; in each of the foregoing cases (i.e., clauses (i)-(iv) preceding) whether such obligations are direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising.

            "Secured Party" - introductory paragraph

            "State" means the State of New York.

            "UCC" (unless explicitly stated to refer to the Uniform Commercial Code of a state other than the State) means the NYUCC.

            "written," "writing" and variations thereof shall refer to any form of written communication or a communication by means of telecopier.

      6.    Voting Rights.

      (a) Prior to Event of Default. So long as an Event of Default shall not have occurred and be continuing, the Assignor shall be entitled, to the extent not inconsistent with this Agreement, the Note or any other Loan Document:

            (i) To exercise the voting power with respect to the Collateral; provided that such voting power shall not, without the Secured Party's prior written consent, be exercised by the Assignor to (A) adversely affect the maturity, interest rate, principal amount or any subordination provisions of any of the Pledged Drive Debt, (B) subordinate or terminate any of the Collateral that are promissory notes or other debt instruments (collectively, "Debt Instruments"), (C) if any of the Debt Instruments are secured, commence any foreclosure action or exercise any other remedy under or in connection with any of the Debt Instruments; (D) otherwise adversely affect the interests of the Secured Party in connection with any of the Collateral; or (E) in any manner that is inconsistent with the terms of this Agreement, the Note or any other Loan Document;

            (ii) To exercise any conversion, option or similar right permitted by the terms of any of the Collateral (subject, however, to Section (b) hereof), but only with the prior written consent of the Secured Party.

      (b) After Event of Default. If any Event of Default shall have occurred and be continuing, the Secured Party shall thereafter be entitled (i) to exercise the voting power (if any) with respect to the Pledged Securities, and
(ii) to exercise any conversion, option or similar right permitted by the terms of any of the Pledged Securities.

      7. Dissolution of Issuer; Stock Dividends. If, upon the dissolution or liquidation (in whole or in part) of a Relevant Entity, any sum shall be paid upon or with respect to any of the equity interests of such Relevant Entity that constitute Collateral (said equity interests, "Pledged Securities") such sum shall be promptly paid over to the Secured Party, to be applied as set forth in
Section 8 hereof. In case any stock or similar dividend or Distribution shall be declared on any of the Pledged Securities, or any debt or equity securities shall be issued upon conversion of any of the Pledged Securities (or the exercise of any option or similar right), or any equity securities or fractions thereof shall be issued pursuant to any "stock split" or merger involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the outstanding equity of the Relevant Entity or the merger or reorganization thereof or otherwise, the securities or other property so distributed shall be delivered promptly to the Secured Party (accompanied, where applicable, by proper instruments of assignment and/or stock powers or the like executed by Assignor in accordance with the Secured Party's instructions) to be held by it as collateral security for the Secured Obligations (or, with respect to distributions of capital or other monies, to be applied as set forth in
Section 8 hereof). No monies shall be required to be paid to Secured Party under this Section 7 to the extent they do not represent, directly or indirectly, payments in respect of Drive Collateral.

      8.    Distribution of Proceeds.

      (a) Except as otherwise provided herein, all money that the Secured Party shall receive, in accordance with the provisions hereof, whether by sale of the Pledged Securities or otherwise (but not any amounts representing monies on property not Collateral hereunder), shall be applied in the following manner:
First, to the payment of all costs and expenses incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Agreement or any of the reasonable expenses and disbursements of the Secured Party (including without limitation the fees and disbursements of its counsel and agents); Second, to the payment of the Secured Obligations in such order as the Secured Party may determine; and Third, as provided under clause (b) below. Any surplus monies held by Secured Party when the Fee Letter is no longer in effect and all the Secured Obligations have been indefeasibly paid in full shall be paid over to Assignor or to whomsoever may be lawfully entitled to receive such surplus.

      (b) If any monies are paid hereunder to Secured Party at any time when the Fee Letter is in effect but no Secured Obligations are outstanding, 20% of all monies that can be traced to (or otherwise represent beneficial interests in) the Pledged Drive Partnership Interests or Pledged Drive-GP Membership Interests or Pledged Debt shall be paid to Pledgee pursuant to and in accordance with the Fee Letter (and the 80% balance shall be delivered to Assignor, Borrower or whomsoever may then be lawfully entitled to receive same).

      (c) Any Distributions paid to the Assignor that are required by the terms hereof to be paid to Secured Party shall, until so paid to Secured Party, be received by the Assignor on behalf of and in trust for the Secured Party.

      9. Authorization to File Financing Statements. The Assignor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial Financing Statements and amendments thereto that (a) indicate the Collateral as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the NYUCC for the sufficiency or filing office acceptance of any Financing Statement or amendment, including whether the Assignor is an organization, the type of organization and any organization identification number issued to the Assignor. The Assignor agrees to furnish any such information to the Secured Party promptly upon request. To the extent Secured Party has previously filed any Financing Statement with respect to any Collateral, the Assignor ratifies, confirms and approves the filing of same by the Secured Party. Assignor further agrees that any existing Financing Statement (or any Financing Statement being filed in connection with either or both of the Loan Agreements that names the Assignor as debtor and Secured Party as secured party and which indicates the collateral in respect thereof as all assets of the Assignor or words of similar effect, shall be sufficient to describe the Collateral hereunder.

      10.   Further Assurances.

      (a) Additional Acts. The Assignor shall, upon request of the Secured Party, promptly make, execute and deliver to the Secured Party such other and further Financing Statements, instruments, documents and certificates, and perform such other and further acts and assurances, as the Secured Party may request to perfect, to maintain the priority of, or from time to time to renew, such security interests, to confirm or more fully perfect the rights granted hereby, or in any way to assure to the Secured Party all its rights hereunder. The Assignor shall pay the costs of all filings and recordings in public offices or records, and shall, upon request of the Secured Party, make, execute and deliver such other and further instruments, and take such other and further actions, as the Secured Party may deem necessary or appropriate to enable it to realize upon the Collateral, to exercise fully its rights hereunder and to ratify and confirm any sale hereunder.

      (b) Certificates. Without limiting the generality of the foregoing, the Assignor agrees that if at any time any Collateral shall be represented by one or more partnership certificates, stock certificates, or other certificates of ownership or beneficial interest, notes, or any other documents which are instruments (as defined in the UCC), then the Assignor shall promptly deliver the same to the Secured Party, accompanied by transfer powers endorsed in blank respecting such certificates, notes or documents, duly executed, with signatures guaranteed (to the extent required by any relevant transfer agent or otherwise requested by the Secured Party) and proper evidence of due authority to deliver such instruments and endorse such powers.

      11.   Collateral Protection Expenses; Preservation of Collateral.

      (a) Expenses Incurred by Secured Party. In its discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or, if the Assignor fails to do so, insurance premiums. The Assignor agrees to reimburse the Secured Party on demand for any and all expenditures so made. The Secured Party shall have no obligation to the Assignor to make any such expenditures, nor shall the making thereof relieve the Assignor of any default.

      (b) Secured Party's Obligations and Duties. Anything herein to the contrary notwithstanding, the Assignor shall remain liable for its obligations under each contract or agreement included in the Collateral. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Assignor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

      (c) No Liability. Without limiting the generality of clause (b) preceding, the Secured Party shall not, either by virtue hereof or by its receipt of Distributions or by virtue of the exercise of any of its rights hereunder, be deemed to be (unless it shall otherwise elect) a partner of any partnership ("Partnership") or a member of any limited liability company ("LLC") or to have any liability for the debts, obligations or liabilities of any Partnership or LLC or of the Assignor or any other participant in a Partnership or LLC or to have any obligation to make capital contributions to, perform any services for, grant any equity or other participation interests in future ventures or discharge any duties of a partner of a Partnership or a member of an LLC.

      12.   Power of Attorney.

      (a) Appointment and Powers of Secured Party. The Assignor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Assignor or in the Secured Party's own name, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Assignor, without notice to or assent by the Assignor, to do the following:

            (i) whenever an Event of Default exists, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the UCC of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at the Assignor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Assignor might do, including, without limitation, the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

            (ii)  to the extent that the Assignor's authorization given in
      Section 9 is not sufficient, to file such Financing Statements with respect hereto, with or without the Assignor's signature, or a photocopy of this Agreement in substitution for a Financing Statement, as the Secured Party may deem appropriate and to execute in the Assignor's name such Financing Statements and amendments thereto and continuation statements which may require the Assignor's signature.

      (b) Ratification by Assignor. To the extent permitted by law, the Assignor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

      (c) No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Assignor for any act or failure to act, except for (i) the Secured Party's own gross negligence or willful misconduct, and (ii) Secured Party's failure to comply with non-waivable requirements of the NYUCC applicable to Secured Party with respect to the Collateral in question.

      (d) No Cure. An agreement by Secured Party to sell any or all of the Collateral, which agreement was made during the existence of an Event of Default and after the expiration of any applicable notice period, shall (assuming such transaction is thereafter consummated) be treated as a sale thereof, and the Secured Party shall be entitled to carry out such sale pursuant to such agreement and the Assignor shall not be entitled to the return of any of the Collateral subject thereto notwithstanding the fact that, after the Secured Party shall have entered into any such agreement, the Assignor or another Loan Party shall have tendered payment in full of the Secured Obligations.

      (e) Transfer of Title. Without limiting the generality of clause (c) of this Section 12, at any time when a Default or Event of Default exists, the Secured Party may cause all or any of the Collateral to be transferred into Secured Party's name or that of a nominee or nominees.

      13.   Remedies.


      (a) Whenever an Event of Default exists, the Secured Party may, without notice to or demand upon the Assignor, declare this Agreement to be in default, and the Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or of any other jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Assignor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Assignor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Assignor's principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Assignor at least thirty days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Assignor hereby acknowledges that thirty days prior written notice of such sale or sales shall be reasonable notice. In addition, the Assignor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights hereunder, including, without limitation, Secured Party's right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

      (b) The Assignor agrees that its obligations and the rights of the Secured Party hereunder and under the Secured Obligations may be enforced by specific performance hereof and thereof and temporary, preliminary and/or final injunctive relief relating hereto and thereto, without necessity for proof by such Secured Party that the Secured Party would otherwise suffer irreparable harm, and the Assignor hereby consents to the issuance of such specific injunctive relief.

      (c) All rights, remedies and powers provided by this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and the provisions hereof are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

      14. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Assignor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to incur or fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or (if not required by other law) to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Assignor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire or fail to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties,
(k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Assignor acknowledges that the purpose of this
Section 14 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 14. Without limitation upon the foregoing, nothing contained in this Section 14 shall be construed to grant any rights to the Assignor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.

      15. Securities Laws. Assignor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Assignor acknowledges that any such private sale may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

      16. No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights, powers or privileges under or upon the Secured Obligations or the Collateral (by course of dealing or otherwise) unless such waiver shall be in writing and signed by the Secured Party and any other Person required by the Note to sign such waiver. No delay or omission on the part of the Secured Party in exercising any right, power or privilege hereunder or under any of the Secured Obligations (or partial or single exercise thereof) shall operate as a waiver thereof or of any other right, power or privilege. A waiver on any one occasion shall not be construed as a bar to or waiver of any right, power or privilege on any future occasion. All rights and remedies of the Secured Party with respect to the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers (including without limitation other Loan Documents), shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient. No notice to or demand on the Assignor in any case shall entitle the Assignor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

      17. Suretyship Waivers by Assignor. The Assignor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Secured Obligations and the Collateral, the Assignor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11(b). The Assignor further waives any and all other suretyship defenses.

      18.   Marshalling.

      (a) Secured Party shall not be required to marshal any present or future collateral security (including but not limited to any of the Aggregate Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and under the other Loan Documents and in respect of the collateral security hereunder and thereunder and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of Borrower and Assignor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party's rights under this Agreement, the Pledge Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of Borrower and Assignor hereby irrevocably waives the benefits of all such laws.

      (b) Without limiting the generality of clause (a) of this Section 18 hereof, the Assignor acknowledges that Secured Party shall not be required to elect which of the Pledged Collateral to foreclose or otherwise realize upon but shall be entitled (subject to applicable law) to foreclose or otherwise realize upon such of the Pledged Collateral as it chooses.

      19. Excess from Foreclosure. Notwithstanding anything to the contrary contained herein, if Secured Party forecloses or otherwise realizes upon Pledged Collateral that represent a beneficial interest in more than 20% of all outstanding Drive Partnership Interests (by itself or in combination with Drive-GP Membership Interests), Secured Party will make equitable arrangements with FC or CLC to grant it a record or beneficial interest in such excess (although Secured Party may retain voting rights in such excess with respect to matters directly or indirectly relating to the Drive Collateral) or to otherwise provide that the net proceeds of such excess, when monetized, will be paid to FC or CLC (as the case may be). Secured Party acknowledges that on the date this Agreement was originally executed, the percentage of Drive Partnership Interests owned beneficially by CLC and of record by Funding (and the percentage of Drive-GP Membership Interests owned beneficially and of record by CLC) exceeds the amount of Pledged Drive Partnership Interests and Pledged Drive-GP Memberships.

      20. Binding Effect. The obligations of the Secured Party hereunder shall remain in full force and effect without regard to, and shall not be impaired by,
(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Assignor or any Relevant Entity;
(ii) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of the Secured Obligations or any of the other Loan Documents or any security for any of the Secured Obligations; or (iii) any amendment to or modification of the Note or any of the other Loan Documents (other than this Agreement), whether or not the Secured Party shall have notice or knowledge of any of the foregoing.

      21. Termination. Subject to the provisions of Section 18(b), this Agreement and the security interest in and lien on the Collateral shall terminate when the Fee Letter is no longer in effect and all of the Secured Obligations have been indefeasibly paid in full as provided herein, in the Note and the other Loan Documents. In the event of a sale or assignment by the Secured Party of all or any of the Secured Obligations held by it, the Secured Party may assign or transfer its rights and interests under this Agreement in whole or in part to the purchaser or purchasers (or assignee or assignees) of such Secured Obligations. If such sale or assignment relates to all of the Secured Obligations, such purchaser or purchasers (or assignee or assignees) shall become vested with all the power and rights of the Secured Party hereunder and the Secured Party shall thereafter (provided such sale or assignment is not to an Affiliate of Secured Party) be forever fully released and discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned (other than lawful claims previously accrued in connection with actions taken with respect to the Collateral prior to such sale or assignment). If and to the extent that the Secured Party retains any portion of the Secured Obligations or interest in the Collateral, the Secured Party will continue to have the rights and powers set forth herein with respect to the portion so retained and the purchaser or purchasers (or assignee or assignees) of the portion transferred or assigned will have the rights and powers set forth herein with respect to the portion so transferred or assigned and not retained.

      22.   Separate Agreements; Amendment.

      (a) This Agreement is intended to be a separate agreement between each Assignor and the Secured Party; as such, the consent of no other Person (including other Assignors) is required for any waiver, amendment, supplement or other modification of the Secured Party's agreement hereunder with any particular Assignor.

      (b) No provision of this Agreement shall (as to any Assignor) be waived, amended, supplemented or otherwise modified except by a written instrument executed by such Assignor and the Secured Party. Without limiting the generality of the foregoing, no amendment of Annex 1 hereto to reflect a change of ownership of any Pledged Securities or other Collateral shall require the signature of any Assignor other than that whose Collateral is being transferred or acquired and no amendment of this Agreement or Annex 1 hereto to add any Person as a grantor of security interests hereunder shall require the signature of any Assignor other than the Person so granting such Lien.

      (c) THIS AGREEMENT (AND THE OTHER LOAN DOCUMENTS) REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      (d)   THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      23. Assignment. This Agreement is binding upon the Assignor, the Secured Party and their respective executors, administrators, successors and assigns and shall inure to the benefit of the Secured Party and its successors and assigns. The Assignor may not assign its rights or obligations hereunder without the prior written consent of the Secured Party, and any such purported assignment shall be void. All agreements, representations and warranties made herein shall survive the execution, delivery and performance of this Agreement.

      24. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, except to the extent that matters of title or procedural issues of foreclosure are required to be governed by the laws of the state in which the Collateral, or part thereof, is located.

      25. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

      26.   Indemnification.

      (a) The Assignor agrees to indemnify and hold harmless the Secured Party from and against any and all claims, damages, losses, liabilities and expenses which it may suffer or incur and which arise out of or are in connection with or result from:

            (i)   the Charter Document of a Relevant Entity;

            (ii) this Agreement (including without limitation, the enforcement hereof), or the receipt of Distributions or exercise of any rights hereunder; or

            (iii) any claim or any alleged obligation, liability or duty on the part of the Secured Party to perform or discharge any of the terms, covenants or provisions of a Relevant Charter Document or other agreement or document obligating or binding, or purporting to obligate or bind, Assignor or a Relevant Entity or any partner or member thereof, or any other obligation, liability or duty of the Assignor or any Relevant Entity or any partner or member thereof, together with (in each of the foregoing cases) all costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) paid or incurred in connection therewith, (in each case) unless and to the extent that such claims, damages, losses, liabilities or expenses (A) are attributable to the Secured Party's gross negligence or wilful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (B) result directly from Secured Party's failure to comply with non-waivable requirements of the NYUCC applicable to Secured Party with respect to the Collateral in question.

      (b) The Assignor will upon demand promptly pay to the Secured Party the amount of any and all costs and expenses incurred in connection with the preparation, administration and enforcement of, or the preservation of any rights under, this Agreement and the reasonable expenses and disbursements of the Secured Party (including without limitation the fees and disbursements of its counsel and agents).

      (c) To the extent an Assignor is also a party to the Note or the Guarantee Agreement or another Loan Document, the foregoing provisions of this
Section 26 are (with respect to such Assignor) in furtherance and not in limitation of Assignor's obligations under such other Loan Document(s).

      (d) The provisions of this Agreement are subject to those of Section 1.9 of the Note.

      27. Waiver of Jury Trial. EACH OF THE SECURED PARTY AND THE ASSIGNOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE SECURED PARTY, THE ASSIGNOR, ANY OTHER ASSIGNOR, THE BORROWER OR ANY OTHER LOAN PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY MAKING THE LOAN TO BORROWER THAT IS SECURED BY THIS AGREEMENT AND THE COLLATERAL.

      28. Notices. Any notice or demand upon the Assignor under this Agreement shall be deemed to have been sufficiently given or served for all purposes hereof when mailed, postage prepaid, by registered or certified mail, return receipt requested, or when telegraphed, telecopied or telexed or delivered by hand (such term to include delivery by Federal Express or similar courier service), to the Assignor at its address set forth below or at such other address as the Assignor may designate in a writing mailed, delivered, telegraphed, telecopied or telexed to the Secured Party, provided that in the case where the Secured Party is required to give only three days' notice of a proposed sale of the Collateral such notice if delivered by mail shall not be deemed given until delivered. All notices to the Secured Party provided for herein shall be deemed to have been given when delivered by mail or by hand, or telegraphed, telecopied or telexed, to the Secured Party at its address set forth below or at such other address as the Secured Party may designate in a writing mailed, delivered, telegraphed, telecopied or telexed to the Assignor.

      29. Headings. The descriptive headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of any of the provisions of this Agreement.

      30. Jurisdiction. The Assignor hereby agrees that ANY LEGAL ACTION OR PROCEEDING AGAINST THE ASSIGNOR WITH RESPECT TO THIS AGREEMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY OR REFERRED TO HEREIN MAY BE BROUGHT IN ANY COURT IN THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AS THE SECURED PARTY MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE ASSIGNOR GENERALLY AND UNCONDITIONALLY ACCEPTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, unless waived by Secured Party in writing, with respect to any action or proceeding brought by it against Secured Party and any questions relating to usury, and further consents (to the extent permitted by applicable law) to the service of process in any such action or proceeding being made upon Assignor by registered or certified mail or by Federal Express (or other similar overnight courier service) at the address stated alongside its name on the signature page hereof or at such other address as Assignor is notified of in accordance with
Section 28 hereof), such service being hereby acknowledged by Assignor as being effective and binding service in every respect. The Assignor waives any right to stay or to dismiss any action or proceeding brought before any of said courts on the basis of forum non conveniens.

Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by applicable law or shall limit the right of the Secured Party to bring actions and proceedings against the Assignor in the courts of any other jurisdiction.

      31. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

            IN WITNESS WHEREOF, the Assignor and Secured Party have duly executed and delivered this Agreement as of the date first above written.

                                                              Address
                                                              -------
FirstCity Consumer Lending Corporation, Assignor    For Deliveries (including, e.g., FedEx)
                                                    6400 Imperial Drive
                                                    Waco, Texas 76712
By_____________________________                     Attn: Legal Dept.
    Name:  James T. Sartain
    Title: Chairman of the Board                    For Mail
                                                    PO Box 8216
                                                    Waco, Texas 76714-8216
                                                    Attn: Legal Dept.

                                                    fax:  254/751-7725

FirstCity Funding L.P., Assignor                    For Deliveries (including, e.g., FedEx)
By FirstCity Funding GP Corp., general partner      6400 Imperial Drive
                                                    Waco, Texas 76712
By_____________________________                     Attn: Legal Dept.
    Name:  James T. Sartain
    Title: Chairman of the Board                    For Mail
                                                    PO Box 8216
                                                    Waco, Texas 76714-8216
                                                    Attn: Legal Dept.

                                                    fax:  254/751-7725

                                                    For Deliveries (including, e.g., FedEx)
FirstCity Funding GP Corp., Assignor                6400 Imperial Drive
                                                    Waco, Texas 76712
                                                    Attn: Legal Dept.
By_____________________________
    Name:  James T. Sartain                         For Mail
    Title: Chairman of the Board                    PO Box 8216
                                                    Waco, Texas 76714-8216
                                                    Attn: Legal Dept.

                                                    fax:  254/751-7725

The Governor and Company of the Bank of

Scotland, Secured Party

                                                    c/o Bank of Scotland
                                                    565 Fifth Avenue
By                                                  New York, NY 10017
  -------------------------------------             fax:  212/883-6610
    Name:   Jack S Dykes
    Title:  Executive Vice President

                                                                         Annex 1

Assignor      State of Organization    Asset
--------      ---------------------    -----
CLC           Texas                    Pledged Drive-GP Membership Interests

CLC           Texas                    Pledged Funding Partnership Interests (CLC)

CLC           Texas                    CLC Revenue Rights

CLC           Texas                    Pledged Drive Debt

Funding       Texas                    Pledged Drive Partnership Interests

Funding       Texas                    Pledged Drive Debt

Funding-GP    Texas                    Pledged Funding Partnership Interests (GP)


Key to definitions used above
-----------------------------

CLC= FirstCity Consumer Lending Corporation, a Texas corporation
Funding = FirstCity Funding L.P., a Texas limited partnership
Funding-GP=FirstCity GP Corp., a Texas corporation